UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
Home City Financial Corporation
(Exact name of registrant as specified in its charter)

Ohio	0-21809	34-1839475

(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)
2454 North Limestone Street, Springfield, Ohio 45503
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (937) 390-0470

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     Home City Federal Savings Bank of Springfield (“Home City”), the savings bank subsidiary of Home City Financial Corporation (the “Company”), entered into a supervisory agreement with the Office of Thrift Supervision (“OTS”), effective August 22, 2005, concerning certain regulatory compliance issues regarding lending standards and records, Bank Secrecy Act compliance and regulatory reporting.
     Pursuant to the terms of the supervisory agreement, Home City agreed to:
(i)	Refrain from making, investing in, refinancing, extending or otherwise materially modifying and loans unless certain requirements are satisfied, including obtaining current financial statements from the borrower, co-borrowers, guarantors and related entities, obtaining current credit reports and scores and documenting the reports obtained, documenting the expected sources of repayment, analyzing and documenting the borrower’s relationship with Home City and how the loan and overall lending relationship comply with approved lending policies;

(ii)	Review and revise Home City’s lending policies, underwriting standards and loan administration policies to address certain requirements;

(iii)	Establish an internal audit system and hire an internal audit manager, who will report directly to the board of Home City;

(iv)	Conduct at least quarterly an internal loan review based on samples of loans made during the previous quarter, large loans and lending relationships and a sample of existing loans to determine compliance with board approved lending policies, underwriting standards and loan administration requirements;

(v)	Adopt and implement a formal written program to identify and classify problem assets, provide for the maintenance of an adequate loan loss allowance, ensure prompt charge-offs of loans that available information indicates are uncollectible and ensure timely reporting of problem assets, loan losses and charge-offs;

(vi)	Adopt and implement a plan to reduce problem assets;

(vii)	Adopt and commence to implement written policies and procedures regarding loans to insiders and to analyze existing loans with certain insiders;

(viii)	Take steps to ensure the accuracy of Home City’s Thrift Financial Reports; and

(ix)	Adopt a plan for enhancing Home City’s staffing, particularly as it relates to carrying out and executing the lending policies and procedures and internal audit and loan review processes to be implemented by Home City under the supervisory agreement.
     In addition to the requirements set forth above, the supervisory agreement requires Home City to obtain OTS approval of a certain level of asset growth, senior management and director changes, entry into or renewal of compensation or benefits arrangements of officers and directors, and the making of or agreement to make severance and indemnity payments.
     The supervisory agreement will remain in effect until terminated, modified or suspended in writing by the OTS. Home City has already adopted and implement some of the various plans, policies and procedures required by the supervisory agreement and intends to adopt and implement the rest. However, a failure to comply with the supervisory agreement could result in the initiation of a formal enforcement action by the OTS. While the supervisory agreement is expected to result in additional regulatory compliance expenses for Home City and the Company, the amount of such expenses is not anticipated to have a material financial impact on the Company.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the supervisory agreement which is included as Exhibit 10 hereto.
Section 8 – Other Events
Item 8.01 Other Events
     See the disclosure under Item 1.01, which is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits:

Exhibit No.	Exhibit Description
10	Supervisory Agreement dated August 22, 2005.

99	Press Release of Home City Financial Corporation dated August 25, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME CITY FINANCIAL CORPORATION

By:	/s/ J. William Stapleton

J. William Stapleton
President, Chief Executive Officer and
Chief Operating Officer
Date: August 25, 2005